Grey Cloak Tech Completes Acquisition of Eqova Life Sciences

LAS VEGAS, NV -- (Marketwired) -- 10/23/17 -- Grey Cloak Tech Inc. (OTCQB: GRCK) announced today that it has acquired 100% in an all-stock transaction Eqova Life Sciences, a medically-focused CBD company.

According to The Hemp Business Journal, CBD products marketplace are projected to grow by 700% by 2020 with annual sales reaching $2.1 billion.

Eqova Life Sciences, located in Denver Colorado, develops clinical grade Full Spectrum Hemp Oil products, sold exclusively via partnerships with licensed medical practitioners to use with their patients. To date, no other Hemp Oil company exclusively focuses on the practitioner market, leaving it largely underserved.

Eqova has approximately $150,000 retail value of CBD inventory which is expected to be sold by the end of 2017. Eqova has hundreds of relationships with suppliers, vendors and medical professionals who can carry their products, dozens of independent sales reps who can land sales for Eqova as well as thousands in sales ready to book to GRCK’s income statement.

Eqova anticipates dominating the medical practitioner market with science-backed education and superior products that utilize standardized dosing & unique delivery methods. The exact measures medical professionals demand in order to use Full Spectrum Hemp Oil & CBD more widely in their practices.

Medical professionals do not want counter-culture brands with confusing labels and inconsistent servings in their practice. Eqova is the only company that solves this need for them. This also means Eqova’s products will be used under the care of a medical professionals -- which is one of the safer ways possible to distribute its products.

Eqova’s CEO, Patrick Stiles, is personally responsible for founding and growing more than one nutraceutical brand. His brands have sold millions of dollars in products online through a variety of channels. He is a leading expert in digital marketing, sales copywriting, branding and the nutritional supplement space.

Stiles will serve as President and Chief Executive Officer of Grey Cloak Tech and as a member of the Company’s board of directors. Former CEO, Fred Covely, will serve as the Company’s Chief Technology Officer. He will remain on the Board of Directors, and will continue to oversee the Company’s enterprise software platform.

Grey Cloak Tech acquired Eqova in an all-stock transaction where the shareholders of Eqova received shares of Grey Cloak Tech’s Series A Convertible Preferred Stock in exchange for all the stock of Eqova. Half of the preferred stock received by the former shareholders of Eqova is immediately vested and the other half will vest no earlier than three months and after Eqova achieves a certain level of sales. If vested in full, the former shareholders of Eqova will be able to convert their preferred shares into 66% of Grey Cloak Tech’s outstanding common stock.

Stiles stated, “Today consumers are smarter than ever before. They demand superior products but also want it backed up with education. The days of empty promises are over. This is why we exclusively partner with medical professionals to bring our full spectrum hemp oil products to their patients.”

Stiles continued, “Now that have merged with GRCK, the possibilities for us in the CBD space are endless. Eqova will just be the beginning. We will have the flexibility to enter many other segments of the industry.”

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations with regard to the Eqova acquisition, the anticipated commencement of trading on the OTCQB and those statements that use forward-looking words such as “projected,” “expect,” “possibility,” and “anticipate.” The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors set forth in the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017 and future periodic reports filed with the SEC. All of the Company’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements, and assumptions made in this news release constitute forward-looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release.

For more information, visit http://www.greycloaktech.com. http://www.eqova.com

Contact:
702-201-6450
corp@greycloaktech.com
hi@eqova.com

Source: Grey Cloak Tech Inc.